UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 10, 2005
(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054

(Commission File Number)	(IRS Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington	98188

(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
ITEM 5.03. Amendments to Articles of Incorporation or Bylaws
Signatures
EXHIBIT 3.(II)

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 1, 2004, Alaska Air Group announced the election of Patricia M. Bedient to its Board of Directors. At that time the Company had not yet determined on which committees Ms. Bedient would serve. On June 7, 2005, the Board of Directors appointed Ms. Bedient to the Audit Committee of Alaska Air Group.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws

On June 7, 2005, Alaska Air Group amended its bylaws. The amendment added the words, “except in the election of directors (who shall be elected by plurality vote)” in the second paragraph of Section 5 of the bylaws. The purpose of the amendment was to resolve a potential ambiguity in the bylaws concerning the standard for election of directors. The Company has always elected directors by plurality vote, in accordance with Delaware corporation law, and the amendment clarifies that this is our practice.

The full text of the Alaska Air Group bylaws, as amended, is filed herewith as Exhibit 3(ii).

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC. Registrant

Date: June 10, 2004

/s/ Brandon S. Pedersen Brandon S. Pedersen Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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